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EXHIBIT 1


        DIRECTORS AND EXECUTIVE OFFICERS OF BERG & BERG ENTERPRISES, INC.

Name and Business Address  Position/Occupation                   Citizenship
-------------------------  -------------------                   -----------

Carl E. Berg               President, Chief Financial              USA
10050 Bandley Drive        Officer, and Director of
Cupertino, CA  95014       Berg & Berg Enterprises, Inc.,
                           Real Estate Developer, Venture
                           Capitalist

Clyde J. Berg              Director of Berg & Berg                 USA
10050 Bandley Drive        Enterprises, Inc.,
Cupertino, CA  95014       Real Estate Developer

Thelmer Aalgaard           Director of Berg & Berg                 USA
10050 Bandley Drive        Enterprises, Inc.,
Cupertino, CA  95014       Construction Manager



                       PARTNERS OF BERG & BERG DEVELOPERS

Carl E. Berg ( see information above)

Clyde J. Berg (see information above)


                            MEMBERS OF THE BERG GROUP

Name and Address                 Position/Occupation             Citizenship
------------------------         --------------------            -----------
Carl E. Warden                   Private Investor                    USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Leonard C. Perham                President and Chief                 USA
2975 Stender Way                 Executive Officer of IDT
Santa Clara, CA  95054

Carl E. Warden                   Private Investor                    USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Alan B. Kalin                    Attorney - Graham & James           USA
600 Hansen Way                   LLP
Palo Alto, CA  94304



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John C. Bolger                   Private Investor                    USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Roger S. Kirk                    Private Investor                    USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Patrick W. Hurley                Attorney -                          USA
201 Third Street, NW             Keleher & McLeod
P.O. Drawer AA
Albuquerque, NM  87103

Roy A. Wright (IRA)              Private Investor                    USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Richard T. Tarrant (IRA)         Attorney - Bartko, Zankel,          USA
900 Front St.                    Tarrant & Miller
Suite 300
San Francisco, CA  94111

John J. Bartko (IRA)             Attorney - Bartko, Zankel,          USA
900 Front St.                    Tarrant & Miller
Suite 300
San Francisco, CA  94111

Calvin L. Reed and Linda         President & Chief                   USA
Eng Reed Revocable Living        Executive Officer of
Trust                            Valence Technology, Inc.
301 Conestoga Way
Henderson, NV  89015

Thelmer Aalgaard                 Construction Manager, BBE           USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Douglas Broyles                  President & Chief                   USA
262 Los Gatos Saratoga Rd.       Executive Officer,
Los Gatos, CA  95030             TeleQual Corporation

Michael L. Knapp                 Secretary of BBE                   USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Mark Lewis                       President & Chief                   UK
c/o S.L.R.                       Executive Officer of
Banfield, England                S.I.R.